UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 31, 2006

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

At the Annual Meeting of Stockholders of Hawaiian Holdings, Inc. (the “Company”) held on May 31, 2006, the Company’s stockholders approved the Hawaiian Holdings, Inc. 2006 Management Incentive Plan (the “Plan”). The Board of Directors of the Company (the “Board”) had previously adopted the Plan, subject to shareholder approval, on April 11, 2006.

The Plan is intended to allow the Company to continue to reward, attract and retain highly qualified officers upon whom, in large measure, the sustained progress, growth and profitability of the Company depends, through the delivery of performance-based compensation that is fully tax deductible to the Company. The Plan permits incentive compensation bonus awards to be structured to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”). Bonuses may be payable to each participant as a result of the satisfaction of performance goals in respect of an annual performance period of one fiscal year or less or as a result of the satisfaction of performance goals in respect of a long-term performance period of longer than one fiscal year.

The foregoing description of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 31, 2006, the Board of Directors of the Company appointed Sean Kim, Todd L. Budge and Crystal K. Rose as new directors of the Company. Mr. Kim is the designee of the International Association of Machinists and Aerospace Workers (the “IAM”). The IAM, as the sole holder of record of one (1) share of the Company’s Series B Special Preferred Stock, is entitled, under the Company’s Amended By-Laws, to nominate one director. Mr. Kim is not elected by the holders of Common Stock. Mr. Budge and Ms. Rose, however, will stand for re-election at the Company’s next annual meeting of stockholders.

The Board of Directors has not named Mr. Kim, Mr. Budge or Ms. Rose to any committee of the Board of Directors.

There are no transactions in which Mr. Kim, Mr. Budge or Ms. Rose  has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Each of Mr. Kim, Mr. Budge and Ms. Rose is an independent director as defined by applicable American Stock Exchange (“Amex”) and Pacific Exchange (“PCX”) rules. As a result of the appointment of Mr. Kim, Mr. Budge and Ms. Rose, the Company has twelve directors, seven of whom meet the independence requirements of Amex and PCX.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1                           Hawaiian Holdings, Inc. 2006 Management Incentive Plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2006

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Peter R. Ingram
Name: Peter R. Ingram
	Title:	Executive Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

10.1                           Hawaiian Holdings, Inc. 2006 Management Incentive Plan.